Exhibit 5.1

[COMPANY LETTERHEAD]

November 22, 2013

GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580-1422

Re: GAMCO Investors, Inc. Post Effective Amendment to Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Acting General Counsel and Secretary of GAMCO Investors, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware.   I am acting as counsel for the Company in connection with: (a) the public offering by that certain stockholder of the Company (the "Selling Stockholder") named in the Registration Statement on Form S-3 (File No. 333-148046) (the "Initial Registration Statement"), as amended by an amended Registration Statement on Form S-3/A (the “Amended Registration Statement”), and (b) the preparation of the Post Effective Amendment No. 1 (the “Post Effective Amendment”) to the Initial Registration Statement and Amended Registration Statement, to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Initial Registration Statement, together with the Amended Registration Statement and Post Effective Amendment, is referred to herein as the “Registration Statement”. The Registration Statement relates to the registration of 943,396 shares (the "Secondary Shares") of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock").  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, I have examined and relied on originals or copies of: (i) the Initial Registration Statement; (ii) the Amended Registration Statement; (iii) the Post Effective Amendment (iv) a specimen certificate representing the Common Stock; (v) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (vi) the Amended and Restated By-Laws of the Company, as currently in effect; (vii) the Convertible Promissory Note, dated August 14, 2001, of the Company (the "Note"); and (viii) certain resolutions of the Board of Directors of the Company relating to the Registration Statement and related matters.  I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am a member of the Bar of the District of Columbia.  I express no opinion as to the effects of any laws, statutes, regulations or ordinances other than the laws of the State of Delaware and the federal laws of the United States of America as in effect on the date of this letter, and I am expressing no opinion as to the effect of the laws of any other jurisdiction or as of any later date.

Based upon and subject to the foregoing, I am of the opinion that the Secondary Shares have been duly authorized and, when issued and delivered upon conversion of the Note in accordance with the terms of the Note, will be validly issued fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name wherever appearing in the Registration Statement and any subsequent amendment thereto.  In giving these consents, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Thomas J. Hearity
Thomas J. Hearity
Acting General Counsel and Secretary